Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF
Virtus Global Dividend & Income Fund Inc.
This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a stockholder’s certificates for shares of common stock, par value $0.004 per share (the “Shares”) of Virtus Global Dividend & Income Fund Inc. (formerly, The Zweig Total Return Fund, Inc.) are not immediately available or the Letter of Transmittal and other required documents are not able to be delivered to the Depositary on or before 11:59 p.m., New York time, December 23, 2016, or such later date to which the Offer is extended (the “Pricing and Termination Date”). Such form may be delivered by facsimile transmission or mail to the Depositary, and must be received by the Depositary on or before the Pricing and Termination Date. See Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement.
The Depositary:
Computershare Trust Company, N.A.
By First Class Mail:
Computershare Trust Company, N.A.
Voluntary Offers
P.O. Box 43011
Providence, RI 02940-3011
By Overnight Courier:
Computershare Trust Company, N.A.
Voluntary Offers
250 Royall Street, Suite V
Canton, MA 02021
By Facsimile Transmission:
(617) 360-6810
Confirm by Telephone:
(781) 575-2332
This number is ONLY for confirmation of a fax; for information about the tender offer, please contact the
Information Agent, at (866) 821-0284.
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE OR TRANSMISSION VIA FACSIMILE NUMBER OTHER THAN THE ONE LISTED
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:
The undersigned hereby tenders to Virtus Global Dividend & Income Fund Inc. (formerly, The Zweig Total Return Fund, Inc.) (the “Fund”), upon the terms and subject to the conditions set forth in its Issuer Tender Offer Statement, dated November 25, 2016 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.
Number of Shares Tendered:
If Shares will be tendered by book-entry transfer, check box:
☐
The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Automatic Reinvestment and Cash Purchase Plan:
☐ Yes   ☐ No
(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)
Dated: ___________________, 2016

    Signature(s)

GUARANTEE
The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.
Name of Firm:
(Authorized Signature)
Address:	Name: (Please Print)
City State Zip	Title:
Area Code and Tel. No.	Dated:	, 2016